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                                                             EXHIBIT 11

          HIGHWAYMASTER COMMUNICATIONS, INC. AND SUBSIDIARY
        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                           THREE MONTHS
                                                          ENDED MARCH 31,
                                                     -------------------------
                                                         1996         1995
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NET LOSS APPLICABLE TO COMMON STOCKHOLDERS
  Loss before accretion and extraordinary item       ($6,368,000)  ($7,243,000)
  Accretion of Series B preferred stock                 (610,000)     (494,000)
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  Net loss applicable to common stockholders         ($6,978,000)  ($7,737,000)
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WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
  Weighted average number of shares outstanding,
   net of treasury shares                             22,021,664    17,492,332
  Additional weighted average shares for assumed
   exercise of stock options, net of shares
   assumed to be repurchased with exercise
   proceeds                                                  ---     1,219,009
                                                     -----------   -----------
  Weighted average number of shares outstanding       22,021,664    18,711,341
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NET LOSS PER COMMON SHARE APPLICABLE TO COMMON
 STOCKHOLDERS
  Loss before accretion                                   ($0.29)       ($0.39)
  Accretion of Series B preferred stock                    (0.03)        (0.03)
                                                     -----------   -----------
  Net loss per common share applicable to common
   stockholders                                           ($0.32)       ($0.41)
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